UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2015

COLUMBIA SPORTSWEAR COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices) (Zip code)

(503) 985-4000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 30, 2015, Columbia Sportswear Company (the “Company”) issued a press release reporting its second quarter 2015 financial results and revised financial outlook for fiscal year 2015. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is financial information and commentary by Thomas B. Cusick, Executive Vice President of Finance and Chief Financial Officer of Columbia Sportswear Company, for the second quarter of 2015 and forward-looking statements relating to the revised fiscal year 2015 financial outlook as posted on the Company’s investor relations website, http://investor.columbia.com, on July 30, 2015. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 7.01 REGULATION FD DISCLOSURE

In its July 30, 2015 press release, the Company also announced that its Board of Directors approved a cash dividend of $0.15 per share of common stock to be paid on September 3, 2015 to its shareholders of record on August 20, 2015.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release, dated July 30, 2015 (furnished pursuant to Items 2.02 and 7.01 hereof).

99.2	Commentary by Thomas B. Cusick, Executive Vice President of Finance and Chief Financial Officer of Columbia Sportswear Company dated July 30, 2015 (furnished pursuant to Items 2.02 and 7.01 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: July 30, 2015	By:	/s/THOMAS B. CUSICK
Thomas B. Cusick
Executive Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated July 30, 2015 (furnished pursuant to Items 2.02 and 7.01 hereof).

99.2	Commentary by Thomas B. Cusick, Executive Vice President of Finance and Chief Financial Officer of Columbia Sportswear Company dated July 30, 2015 (furnished pursuant to Items 2.02 and 7.01 hereof).